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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  November 29, 2000


                 Brauvin High Yield Fund L.P.
     (Exact name of registrant as specified in its charter)

      Delaware                       0-17557          36-3569428
(State of or other                 (Commission        (IRS Employer
jurisdiction of                    File Number)      Identification
incorporation)                                             Number)

30 North LaSalle Street, Suite 3100, Chicago, Illinois   60602
 (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code  (312) 759-7660


(Former name or address, if changed since last report)

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          Item 5.   Other Events.

     On November 29, 2000, Nicholas J. Bua, the Special Master in the litigation M. Barbara Christman, et al. v. Brauvin Realty
Advisors, Inc. et al. issued his Certification that since the Settlement Agreement became final:

     (a) the General Partners, Jerome J. Brault and Brauvin Realty Advisors, Inc. have fully cooperated with the Special
     Master and the Special Advisor in all material respects;

     (b) the General Partners did not breach their fiduciary duties to the Limited Partners;

     (c)  the General Partners did not breach the Settlement
     Agreement and the Partnership Agreement; and

     (d) the General Partners used their best efforts to manage the affairs of the Partnership in such a manner as to maximize the value and marketability of the Partnership's assets, in accordance with their obligations under the Partnership Agreement.

In addition, on November 30, 2000, Mr. Jerome J. Brault
notified Brauvin High Yield Fund L.P. ("the Partnership") of his decision to resign and withdraw as a General Partner of the Partnership. This resignation will become effective ninety days from November 30, 2000 (the date of notice to the Interest Holders). Mr. Brault and the remaining General Partner do not believe that this resignation has had an adverse effect, and should not in the future have any adverse effect, on the operations of the
Partnership.   Brauvin Realty Advisors, Inc. will assume the role
of Managing General Partner of the Partnership upon the effectiveness of Mr. Brault's resignation from the Partnership.
Mr. Brault will, however, remain an officer of Brauvin Realty
Advisors, Inc.

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                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



     BY:  Brauvin Realty Advisors, Inc.
          Corporate General Partner of
          Brauvin High Yield Fund L.P.



          BY:  /s/ Jerome J. Brault
               Jerome J. Brault
               Chairman of the Board of Directors,
               President and Chief Executive Officer

          DATE:     December 1, 2000



          BY:  /s/ Thomas E. Murphy
               Thomas E. Murphy
               Chief Financial Officer and Treasurer

          DATE:     December 1, 2000

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